UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2026, (the “Effective Date”), CLNC NNN Alberts AZ, LLC, a Delaware limited liability company, and CLNC NNN Alberts CA, LLC, a Delaware limited liability company (together, the “Sellers”, which are subsidiaries of BrightSpire Capital, Inc., the “Company”), entered into an Agreement for Purchase and Sale of Real Estate (the “Purchase and Sale Agreement”), with ALTOAZ001 LLC, a Delaware limited liability company, and ALTRCA001 LLC, a Delaware limited liability company (together, the “Purchasers”), whereby the Purchasers agreed to acquire (the “Acquisition”) two industrial real properties and improvements located in Tolleson, Arizona and Tracy, California (the Company’s “Net Lease 1 Investment”). The total consideration for the Net Lease 1 Investment is $300,000,000 (the “Purchase Price”), subject to the prorations and adjustments described in the Purchase and Sale Agreement. The Purchase Price is to be paid by the Purchasers to the Sellers at the Closing (as that term is defined in the Purchase and Sale Agreement). The Purchasers are required to make an earnest money deposit of $6,000,000 within three business days of the Effective Date.

The Purchase and Sale Agreement contains provisions, representations, warranties, covenants, conditions and indemnities that are customary and standard for the real estate industry and the sale of commercial real property. The Acquisition is expected to close by September 14, 2026, the outside closing date. Several conditions to closing on the Acquisition remain to be satisfied, including Purchaser’s assumption of the mortgage loan and mezzanine loan on the properties (subject to applicable lender approval), and there can be no assurance that the Purchasers will complete the transaction on the general terms described above or at all.

The prospective sale of the Net Lease 1 Investment is a continuation of the Company’s stated business plan to rotate out of owned real estate investments and into its primary strategy of first mortgage loans. As of March 31, 2026, the investment had a GAAP carrying value of approximately $239 million and an undepreciated carrying value of approximately $306 million (in each case, inclusive of an approximate $14 million straight-line rent receivable).

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Agreement for Purchase and Sale of Real Estate, dated June 12, 2026, by and among ALTOAZ001 LLC and ALTRCA001 LLC, the Purchasers, and CLNC NNN Alberts AZ, LLC and CLNC NNN Alberts CA, LLC, the Sellers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* - Portions of Exhibit 2.1 have been omitted. The Company shall promptly provide to the Securities Exchange Commission or its staff an unredacted copy of the exhibit on a supplemental basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
David A. Palamé
General Counsel and Secretary